AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 25, 1999
                         REGISTRATION NO. 333-75903


                       SECURITIES AND EXCHANGE COMMISSION


                               Amendment No. 1 to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           EXIGENT INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   59-3379927
                      (I.R.S. Employer Identification No.)
                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
                                  407-952-7550

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                             Stuart P. Dawley, Esq.
                   Executive Vice President - General Counsel
                           Exigent International, Inc.
                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
                                  407-952-7550

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                                    Copy to:
                            Laura N. Wilkinson, Esq.
                              Edwards & Angell, LLP
                              2800 BankBoston Plaza
                         Providence, Rhode Island 02903
                                  401-276-6607

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED MAY [ ], 1999

                                   PROSPECTUS
                                  Common Stock

                                1,019,080 Shares

                           Exigent International, Inc.

Exigent International, Inc. is offering 1,019,080 shares of its common stock which may be issued upon exercise of your common stock purchase warrants. Each warrant entitles you to purchase one share of Exigent's common stock for $3.00 per share. This right to purchase expires on January 30, 2000.


The warrants trade on The Chicago Stock Exchange and on the NASDAQ under the symbol "XGNTW." Our common stock is traded on the Chicago Stock Exchange and on the NASDAQ under the symbol "XGNT." On May 21, 1999, the closing price of our common stock on the NASDAQ was $4.75 per share.


An investment in Exigent's common stock involves a high degree of risk. The shares should only be purchased by persons who can afford a complete loss. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


This prospectus is included in a Registration Statement that was filed by Exigent with the Securities and Exchange Commission. Holders of the warrants cannot exercise the warrants and sell the common stock received upon exercise of the warrants until that Registration Statement becomes effective. This prospectus is not an offer to sell the securities or the solicitation of an offer to buy the securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.

The date of this Prospectus is May [ ], 1999.

                         OVERVIEW OF EXIGENT'S BUSINESS


Exigent is a holding company which capitalizes on emerging opportunities in the fields of satellite command and control and telecommunications. Exigent operates exclusively through its three wholly-owned subsidiaries, Software Technology, Inc., FotoTag, Inc. and Middleware Solutions, Inc. All of Exigent's revenue is derived from the operations of these three subsidiary companies.

o Software Technology provides custom software, commercially available software, and engineering services for satellite command and control systems. In addition, an increasing part of our business is providing "information technology" services to our customers which means that we support or manage their hardware and software operating requirements. Software Technology has both government and commercial customers, which accounted for 79% and 21%, respectively, of Software Technology's revenues for the year ended December 31, 1998.

o FotoTag sells a passenger/baggage reconciliation system for use by airlines, airports and other commercial transportation systems, such as cruise lines and railroads. The FotoTag(R) system consists of a proprietary software application developed by FotoTag and other commercially available hardware components.

o Middleware Solutions is developing inexpensive, high-performance messaging software that facilitates the sharing of data. Middleware intends to distribute its products directly to the end-user over the Internet or on computer disc through the mail. Middleware is a development stage company and is currently offering customers the opportunity to use "Interplay(TM)Software" free of charge on a trial basis. Interplay is the first product developed by Middleware and is for use by developers of various software applications. As such, Middleware is not currently receiving revenue from its products. During the trial period, we hope to receive valuable feedback from users so that we can make a decision on whether we should commercially sell this software. Middleware is also developing other software products that will be marketed to developers of software applications.



     The principal office of Exigent is located at 1225 Evans Road, Melbourne, Florida 32904-2314, telephone number (407) 952-7550.

                                  RISK FACTORS


An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to exercise the warrants and invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose part or all of your investment.


Risks Related to the Company


The failure of the market to accept our key products may require reduced product development and adversely affect financial results.


Our earnings growth depends upon market acceptance of our commercial off-the-shelf satellite telemetry, command and control software products, including our base product, OS/COMET and related products. Because the space industry historically has used customized software solutions, we cannot assure you that our potential customers will be interested in licensing these products. Whether potential customers will license our software depends on several factors, including:

o    how well our products perform;

o how well our products can be integrated into our customers' existing technologies; and

o whether our customers can achieve cost savings and become more efficient by using our software.


We incur expenses, such as product development, based in part upon our expectations regarding future revenues. Accordingly, the failure of potential customers to license these key products will likely necessitate a reduction in product development and marketing expenditures which, in turn, would have a material adverse effect on our business, financial condition and results of operations.


Our operating results may fluctuate significantly


     With regard to Software Technology's Commercial Division, the commercial satellite communications industry is just beginning to develop. Many commercial satellite communications programs are in the formative stages of development and have not raised the necessary capital necessary to commence work. Rocket launch failures and operational problems in existing commercial satellite programs are having a material and adverse impact on the development of the industry. As such, our operating results have fluctuated significantly in the past. We believe that our operating results may continue to do so in the future from quarter to quarter or on an annual basis. While it is difficult to predict when commercial satellite programs will ultimately receive funding and commence work, we incur expenses, such as product development, based in part upon our expectations regarding future revenues. If we are wrong about when we receive revenues, we may be unable to reduce spending in a timely manner if there is any revenue shortfall. Accordingly, if our revenue declines significantly in any period, we would likely have lower net income for that period. This could have a material adverse effect on our business, financial condition and results of operations. We also believe that you should not rely on past operating results or period-to-period comparisons as an indication as to how we may perform in the future.

     In Software Technology's Government Division, all of our customers are defense related. While we have historically seen growth in the revenue of this Division, our operating results are subject to significant fluctuation based upon available funding and Congressional budget appropriations. All Government contracts can be terminated for "no cause" by our defense customers. Frequently, funding for a particular program which Software Technology may be performing is delayed. Often, as a result, Software Technology continues to perform under those contracts in anticipation of receiving funding, even though no formal or official assurances can be made. Availability of funding frequently causes our operating results to fluctuate significantly. Accordingly, if our revenue declines significantly in any period, we would likely have lower net income for that period. This could have a material adverse effect on our business, financial condition and results of operations. We also believe that you should not rely on past operating results or period-to-period comparisons as an indication as to how we may perform in the future.

     Both FotoTag and Middleware have no meaningful revenue at this point. There can be no assurance that products offered and sold by these subsidiary companies will be accepted in the marketplace or that Exigent will continue to fund their operating activities.

Our financial results may be adversely affected by changes in US government expenditures for space-related programs.

We derive a substantial portion of our total revenues from US government entities. Sales to US government entities, excluding government contractors, represented in total approximately 42.0%, 45.36% and 59.3% of our total revenues for the 12 months ended January 31, 1997 and 1998 and the fiscal year ended December 31, 1998, respectively. As a result of this reliance on US government entities for a significant percentage of our revenues, our business, financial condition and results of operations may be materially affected by changes in US government expenditures for space-related programs.

Small number of customers account for large portion of commercial revenue

We anticipate that a few major customers will account for a significant percentage of our commercial, or non-government, revenue. We cannot assure you that these customers will continue to purchase products from us at current revenue levels, if at all. If we lose one or more of these major customers or one of these customers fails to place an order when anticipated, our business, financial condition and results of operations could be adversely affected. As a result of this customer concentration, our business is subject to significant fluctuations.

Customers may discontinue purchases from us as a result of pressure from divisions within their organization which are competing against us

Many of our customers are large aerospace prime contractors who, through one division, are purchasing our products and services, and through another division within their organization, may be marketing competing products or services. Because we are frequently a subcontractor, the competing division may attempt to influence or change the purchasing decisions with our customer, resulting in our customer discontinuing its purchases of our products and services and terminating its business relationship with us. In the event of the termination of these business relationships, our sales of core products would decrease, resulting in cash shortfalls and requiring additional marketing and product development expenses to replace the lost revenue.

Costs and liability to third parties due to defects in our products may be significant

Our software may contain errors because it is so complex. We cannot assure you that we will find all errors in our products, or if we find errors, that we will be able to correct such errors or failures in a timely manner, or at all. If our products contain errors or failures, we could lose potential customers, the market acceptance of our products could be delayed, our service and warranty costs could increase, or we could be forced to pay damages. Further, because our products are used in high cost production and operation of satellites, and because many companies, governments and individuals depend on those satellites, the costs and damages suffered by the customer and possibly other parties as a result of such errors can be very high. Such errors or failures could cause substantial damages, including the loss of use of a system or the complete loss of a satellite. In addition to potential liability to third parties, errors and failures also could cause revenues to be delayed and increase our expenses because we would use our engineers to correct the error or failure and not to work on new projects. Our contracts with our customers may not protect us against these expenses or damages. In addition, we do not maintain errors and omissions insurance to cover liability from our errors and failures. All of these events could have a material adverse effect on our business, financial condition or results of operations.

The length of our sales cycle increases our costs and increases the risk that we may not ultimately procure contracts

We believe that the period of time between initial customer contact and the sale of software to such customer is typically six to 12 months, and sometimes as long as 24 months. The reason for this is that a potential customer will conduct extensive and lengthy tests before deciding whether to purchase or license our product. While the customer is making this decision, our sales and marketing expenses will be significant. In addition, during this time period, there is a risk that space missions or projects will be cut back or terminated, that customer budgets will be reduced or that other conditions will arise which will cause the customer to decide that it does not want to purchase or license our product. Therefore, the risk associated with our lengthy sales cycle is that we may expend substantial time and resources over the course of the sales cycle only to realize no revenue from such efforts as a result of the customer's decision not to purchase from us. The difficulty in predicting when our customers will receive funding or if our commercially available products will be accepted by the customer hinders our ability to forecast when a customer will award us with a contract. Since our revenues are tied to particular projects, any delays in receiving contracts, particularly if the potential contract is significant, will have an adverse effect on our business, financial condition and results of operations.

We may not be able to protect our proprietary rights;


Our success and ability to compete are dependent, in large part, upon our proprietary rights. To protect those rights, we rely primarily on a combination of copyrights, trade secret laws, trademarks, patents, employee confidentiality, non-competition and invention assignment agreements, third-party non-disclosure agreements and other methods. The steps taken by us may not be adequate and third parties may infringe or misappropriate our copyrights, patents and other proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products will be sold or licensed. We may be forced to bring a lawsuit to enforce our rights, which could result in substantial costs and take time and attention away from our business.


We may infringe on the proprietary rights of other persons

We may be accused of infringing or misappropriating the intellectual property rights of other persons. In our licenses and software development and distribution agreements with our resellers, we generally agree to indemnify those third parties for any expenses and liabilities that they incur from these claims of infringement or misappropriation. The amount of our indemnity obligation may be greater than the revenues we receive under the contract. If we are sued for possible infringement or misappropriation of the rights of other persons, even if the claims are not valid, the lawsuit could result in substantial costs, take time and attention away from our business, cause us to delay shipments of products or require us to enter into costly royalty or licensing agreements. If a royalty or licensing agreement is required, and we cannot enter into a satisfactory agreement, our business, financial condition and results of operations could be adversely affected.

Licensing agreements with third parties may be terminated or challenged

We also license various technologies and software products from third party developers. The agreements with these developers are generally non-exclusive and may be terminated at any time by either party upon written notice. If the developers terminate these agreements, develop other products that compete with our products or provide their products and expertise to our competitors, our business, financial condition or results of operations could be adversely affected. Further, we may be accused of infringing or misappropriating the intellectual property rights of other persons by using these licensed products. If we are sued for possible infringement or misappropriation of the rights of other persons, even if the claims are not valid, the lawsuit could result in substantial costs, take time and attention away from our business, cause us to delay shipments of products or require us to enter into a new costly royalty or licensing agreements. If a new royalty or licensing agreement is required, and we cannot enter into a satisfactory agreement, our business, financial condition and results of operations could be adversely affected.

Competition for and failure to hire qualified technical personnel may result in higher costs and lower revenue

We bid for and accept contracts that require us to deliver highly specialized and complex solutions, products and services. In order to provide our customers with the solutions they require, we need qualified engineering, technical and sales personnel with substantial expertise in the fields of software engineering and computer engineering. In addition to such skills, it is helpful if such personnel have defense-related experience or expertise in the field of space communications. Often, a further requirement will be for such personnel to receive a security clearance from the US Government. Our previous experience indicates that there is greater demand than available qualified employees in the market. Due to the requirement that some of our employees receive a security clearance from the US Government and have specific defense-related experience, we have had in the past, and may continue to have in the future, difficulty in finding a sufficient number of qualified employees. We compete for such personnel with software companies and the in-house development staffs of satellite manufacturers and equipment vendors, many of which have greater resources than we do. This potential failure to hire and retain qualified technical personnel may prohibit us from bidding for and accepting, or being selected for, certain contracts and jobs. Because there is a limited number of qualified individuals, this competition may result in higher compensation expense and an increased turnover in technical personnel. Such turnover could also result in the disclosure or misappropriation of our proprietary rights. As such, if we are unable to attract, hire, train and motivate qualified technical personnel, we may not be able to conduct and expand our operations successfully. This may have a material adverse effect on our business, financial condition and results of operations.

Failure to retain our key employees may result in loss of contracts

As a small company with only 303 employees, our success depends on the services of key employees in executive and technical positions. The loss of the services of one or more of these employees could have a material adverse effect on our business, financial condition and results of operations. Since a good portion of Software Technology's business is defense-related, many of our employees are solicited and recruited by other contractors providing defense-related engineering services. We try to provide pay and benefits at a level necessary to retain these employees, but that is not always enough to retain top employees. Many of our jobs depend upon the involvement of one or more of our key employees. The loss of that employee may result in the loss of a contract or the loss of other employees.


We may not be able to expand into the international market

We currently have limited operations abroad but we plan to increase our international presence in the future. Risks that could affect our international operations and our ability to increase our international presence include:

o    fluctuations in currency exchange rates;

o    complicated licensing and work permit requirements;

o    variations in the protection of intellectual property rights;

o    restrictions on the ability to convert currency; and

o    additional  expenses  and  risks  inherent  in  conducting   operations  in
     geographically distant locations, with clients speaking different languages and having different cultural approaches to the conduct of business.


We may incur unexpected costs in connection with correcting Year 2000 problems


Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without consideration of the impact of the upcoming change in century. If not corrected, many computer applications could fail or create erroneous results at or before the year 2000. We have tested our products and determined that our OS/COMET versions 3.5 and higher and all of our other products are year 2000 compliant. However, if we are wrong, and our products are not year 2000 compliant, we may be faced with the loss of contracts or delay in market acceptance of our products and services, disputes with customers, increased maintenance and support costs to correct any problem or payment of damages. These unexpected problems could have a material adverse effect on the Company's business, financial condition and results of operations.



We may not be successful in our acquisition strategy

We intend to continue to pursue acquisitions of companies that would complement our existing products or enhance our technological capabilities or that may otherwise offer growth opportunities. However, we cannot assure you that we will be able to acquire suitable acquisition candidates on acceptable terms or that our future acquisitions will be successful. The risks associated with our failure to grow our business by acquisitions are significant due to the limited number of customers for our satellite command and control products, including our base product, OS/COMET. As stated below in the discussion of the risk factor entitled "Intense competition for limited number of customers may cause us to lose projects or result in decreased revenues," we compete with our competitors for a limited number of customers in the sale of our key products and services. Furthermore, when we do lose a customer or project to a competitor the limited number of potential customers makes it difficult to replace the lost revenue. Therefore, it is crucial to the success of our business that we diversify and expand our product base through strategic acquisitions.

Failure to integrate acquired businesses may adversely affect financial results

We have no current agreements or negotiations pending for any acquisition. We have limited experience in completing acquisitions. The success of any completed acquisition will depend on our ability to integrate effectively the acquired business. We cannot assure you that we will successfully integrate the businesses we acquire.

This process may involve risks, including:

o    difficulties in assimilating operations, technologies and products;

o    diversion of management's attention from other business concerns;

o    entering markets in which we have limited or no prior experience;

o    the potential loss of key employees of the acquired business; and

o    the departure of key clients of acquired companies

Consideration paid in connection with future acquisitions may increase our debt and expenses and dilute your holdings

We may incur additional debt in connection with future acquisitions. In addition, we may issue equity securities in connection with future acquisitions which may dilute our current stockholders. Further, we may incur amortization expense which relates to goodwill and other intangible assets and contingent liabilities in connection with future acquisitions. These events could have a material adverse effect on our business, financial condition and results of operations.

Our anti-takeover provisions discourage a third party from acquiring your shares at a favorable price

Our Second Amended and Restated Certificate of Incorporation, By-Laws and shareholder rights plan contain some provisions that reduce the probability of any change of control or acquisition of Exigent. A list of some of the provisions and the risk to you associated with each is set forth below:

Provision                                Risk to You

The ability of our board of directors    This allows our board of directors to
to issue blank check preferred stock     issue, without your approval, preferred
with such rights, obligations and pre-   stock with dividend, liquidation, con-
ferences as our board of directors may   version or other rights which may
determine without any further vote or    diminish or take priority over your
action by the stockholders               rights as a holder of common stock, and
                                         reduce the probability of a change of
                                         control or acquisition which, if con-
                                         summated, would likely result in an
                                         offer to purchase your shares at an
                                         above-market price

Provisions for a classified board of     This makes it more difficult for a
directors beginning with the election    potential acquirer to gain majority
of directors at our 1999 Annual Meeting  control of the Company's board of
of Stockholders                          directors at a single shareholders
                                         meeting so as to allow for a takeover,
                                         which, if consummated, would likely
                                         result in an offer to purchase your
                                         shares at an above-market price

Provisions under which directors may     This makes it more difficult and expen-
only be removed by holders of at least   sive for a potential acquirer to gain
60% of our common stock, with or with-   control of the Company's board of di-
out cause, prior to the classification   rectors so as to allow for a takeover,
of directors, and only for cause after   which, if consummated, would likely
the classification of directors          result in an offer to purchase your
                                         shares at an above-market price

Provisions in the shareholder rights     If triggered, the issuance of shares at
plan under which existing shareholders   a substantial discount would dilute the
are allowed to purchase our shares at    value of any shares acquired by the
a substantial discount from the market   party attempting the takeover, thus
price in the event of a takeover attempt discouraging a takeover attempt which, not supported by the Company's board of if consummated, would likely result in
directors                                an offer to purchase your shares at an
                                         above-market price

Each of the provisions listed above has the general effect of making it more difficult for another party to effect an unfriendly takeover or other coercive acquisition of our shares not supported by our board of directors by increasing the cost of such a takeover or otherwise discouraging the party attempting the takeover. Any one of these provisions may have the effect of discouraging a third party from making a proposal to acquire us which our board of directors has not solicited or does not approve, even if the acquisition would be beneficial to you. As a result, in the event you wish to participate in such a favorable transaction you may not have an opportunity to do so.

We may incur costs in excess of our revenues on our fixed price contracts

In providing our services and products to our customers, we sometimes enter into fixed price contracts. Approximately 8% of the revenues from our current contracts were derived from fixed price contracts. A fixed price contract is one where we commit to deliver software that meets specific requirements for a fixed price that is negotiated prior to development. The fixed price is based on engineering estimates with suitable margins to accommodate reasonable contingencies. The actual cost to develop the software may exceed the fixed price we receive because we miscalculated the time needed to develop the program or we experienced unexpected programming difficulties. Even if that happens, we must complete the contract and incur whatever losses result. Such losses would have an adverse effect on our profitability.

In addition, we have committed under various contracts and licenses to provide support and maintenance for our products. Under these arrangements, we must retain staff members familiar with that version of the product to provide customer service even if it is not economical for us to do so. In addition, during the past year, we sold our primary commercial product, OS/COMET/TM/, to several large satellite programs and committed to support this product over the lifetime of these programs (ten years or more). We have a limited history of how much it will cost to support this product. If unusual problems occur in the product beyond our expectations, the cost to correct the problems could exceed the contract price.


We may not be able to fund our future capital requirements


We expect that our new product development and growth plans will require us to find additional financial resources to fund these activities. Although we recently completed a transaction to increase our line of credit with Huntington National Bank, we cannot assure you that we will be able to obtain funding under this line of credit. Furthermore, we cannot assure you that additional debt or equity financing will be available to meet our needs since we are prohibited from borrowing additional amounts without the approval of Huntington.

Default on loan agreements may accelerate loan repayments, causing cash shortfall

All of our accounts receivable and equipment are pledged as collateral for the Huntington loan. If we violate the Huntington loan documents, Huntington could declare our indebtedness to be immediately due and payable. In the event we are forced to repay the full amount of the Huntington loan before maturity, we may not have sufficient cash following such payoff to conduct product development and otherwise implement our plans for growing our business. In the event we are unable to repay the entire amount of the Huntington loan, Huntington will be entitled to foreclose on the collateral, rendering the equipment unavailable for our business operations.


Risks Related to the Industry

Our success is dependent on the continued growth of the space industry


Since our customers are concentrated in the space industry, our success will depend on the continued growth in the market for software solutions for that industry. The space industry has grown rapidly in the past few years because technological advancements have led to lower launch and satellite production costs and risks and the demand for advanced wireless communication services, including applications for voice, video and data, has expanded rapidly. If that market does not continue to grow, the demand for our products will decrease, which may have a material adverse effect on our business, financial condition and results of operations. Because the space industry is changing rapidly, we cannot predict the industry's potential size or future growth rate. We also cannot predict the future needs for satellite command software and related services.


We may not be able to respond to rapid technological changes


Our business is subject to rapid technological changes, changing industry standards, changes in customer requirements and the frequent introduction of new products, services and enhancements. These changes may make our products obsolete or unmarketable. In addition, our customers may make changes to their systems that are not compatible with our technologies or products. Our failure to develop new products, product enhancements or related services to respond to such changes could have a material adverse effect on our business, financial condition and results of operations.

Intense competition for limited number of customers may cause us to lose projects or result in decreased revenues

The need to compete effectively and the adverse effects of our failure to do so are significant for us due to the limited number of customers for our satellite command and control products, including our base product, OS/COMET. We operate in the highly competitive market providing software solutions for the space industry. In this industry, we compete for a limited number of potential customers in the sale of our key products and services. As a result, the competition among participants in our industry is intense since we and our competitors are pursuing a small number of customers. In addition to intensifying the competition, the limited number of customers for our key products and services also makes it more difficult for us to replace those customers or projects which are lost to a competitor. We compete primarily with in-house development staffs of satellite manufacturers and equipment vendors, third party contractors and a small group of other space-oriented software providers and systems integrators. Many of our competitors have longer operating histories, greater name recognition, larger or captive customer bases and significantly greater resources. In order to remain competitive and minimize our exposure and risk relating to competition, we will need to continue to develop and introduce, on a timely and cost-effective basis, new products and features that meet the changing needs of our customers. Our competitors may be able to respond more quickly to new technologies and the changing needs of customers. If we are not able to compete effectively, we may have to reduce our prices, receive fewer customer orders and lose market share, any of which could have a material adverse effect on our business, financial condition and results of operations.


Changes in governmental regulation may cause us to lose revenues

While our operations are not directly regulated, our customers are subject to a variety of United States and foreign government regulations. Increased regulation could affect our business by reducing the number of customers to which we can sell our product or otherwise adversely affecting the satellite and telecommunications industries. Recent deregulation in the telecommunications industry could also affect our business by allowing more competitors and permitting consolidation of existing companies. This consolidation could reduce our customer base, force us to lower prices, decrease demand for our products, increase our costs or otherwise have a material adverse effect on our business, financial condition and results of operations. We are still investigating recent changes in export control regulations to determine the effect those changes will have on our ability to market, sell and license products and services in international markets.

Risks Related to the Offering


Your warrants may lose value if the sale of the underlying shares is not qualified under state law

You will have the right to exercise the warrants to purchase shares of our common stock only if such shares qualify for sale or are exempt from qualification under state securities or "blue sky" laws of the states in which you then reside. We intend to use our reasonable efforts to qualify the common stock for sale in each state so as to permit your exercise of the warrants, but there can be no assurance that we will be able to do so. The warrants may lose some or all of their value if the underlying shares are not, or cannot be, qualified in an applicable state. You should contact us at the number indicated on page 2 to determine whether you can exercise the warrants.


If you are one of our affiliates, you can sell the shares of common stock once you exercise the warrants only if you comply with Rule 144 of the Securities Act of 1933. Under this rule, you will be subject to certain volume limitations and requirements relating to manner of sale, notice and availability of current public information about us. "Affiliate" is defined under the Securities Act of 1933 as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer, and in our case, would include our directors, executive officers and major stockholders. You should contact us at the number indicated on page 2 if you think you are one of our affiliates.

Future issuances to our ESOP may dilute your holdings


We have adopted an employee stock ownership plan, Software Technology, Inc. Restated Employee Stock Ownership Plan and Trust. This ESOP currently owns 1,669,536 shares of our common stock, 257,702 of our class A preferred shares and 714 warrants. Under the governing instrument of the ESOP, the Board of Directors, in its sole discretion, may give cash or cause us to issue common stock to the ESOP, for the benefit of our employees. Any future issuance of our common stock to the ESOP will result in dilution to our shareholders.



Our common stock is illiquid and the price may not be stable

Our common stock is only thinly traded on the NASDAQ SmallCap Market. Therefore, we cannot assure you that there will always be an active public market for our common stock. If an active public market does not exist you may not be able to sell the shares you receive upon exercise of the warrants in the quantities and at the time you wish to sell. Therefore, our common stock should only be purchased by investors that can afford to lose their entire investment. We also cannot assure you as to the prices at which our common stock will trade or that such prices will not decline. Until a public market develops (if at all), the prices at which our common stock trades may fluctuate significantly. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market, investor perception of us and the industry in which we participate, and general economic and market conditions.

This prospectus also contains or incorporates by reference certain forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expects", "anticipates", "intends", "plans" and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed below and elsewhere in this prospectus or incorporated by reference herein.

                                 USE OF PROCEEDS


The net proceeds to us from the exercise of the warrants are estimated to be approximately $3,057,240 assuming all the warrants are exercised. We expect to use the proceeds from this offering for sales and marketing activities, research and development activities, general corporate purposes and working capital. We may use the proceeds to acquire business technologies or products that complement our business, although we have no agreements or understandings with respect to any transactions. Pending these uses, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing instruments.


                           DESCRIPTION OF THE WARRANTS

We have issued and outstanding 1,019,080 warrants. Each warrant entitles the holder to purchase one share of our common stock. The warrants may be exercised at any time through their expiration on January 30, 2000 at an exercise price of $3.00 per share, subject to adjustment. To exercise, a holder must surrender the warrant to the warrant agent identified below with the subscription properly completed and executed, together with payment of the exercise price. No fractional shares of our common stock will be issued in connection with the exercise of the warrants. We have no right to call the warrants.

If a holder of warrants fails to exercise the warrants prior to their expiration on January 30, 2000, the warrants will expire and the holder will have no further rights with respect to the warrants. You will have the right to exercise the warrants to purchase shares of our common stock only if such shares qualify for sale or are exempt from qualification under state securities or "blue sky" laws of the states in which you then reside. We intend to use our reasonable efforts to qualify the common stock for sale in each state so as to permit your exercise of the warrants, but there can be no assurance that we will be able to do so. The warrants may lose some or all of their value if the underlying shares are not, or cannot be, qualified in an applicable state. You should contact us at 407-952-7550 to determine whether you can exercise the warrants in your particular state. If Exigent is unable to qualify for sale the Common Shares underlying the Warrants in the states in which the various holders of the Warrants then reside, a holder of the Warrants may have no choice but to let the Warrants expire. See "Risk Factors--Risks Relating to the Offering--"Your warrants may lose value if the sale of the underlying shares is not qualified under state law."

If you are one of our affiliates, you can sell the shares of common stock once you exercise the warrants only if you comply with Rule 144 of the Securities Act of 1933. Under this rule, you will be subject to certain volume limitations and requirements relating to manner of sale, notice and availability of current public information about us. "Affiliate" is defined under the Securities Act of 1933 as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer, and in our case, would include our directors, executive officers and major stockholders. You should contact us at 407-952-7550 if you think you are one of our affiliates.

A holder of warrants will not have any rights or privileges as one of our shareholders prior to exercise of such warrants. We will keep available a sufficient number of shares of authorized common stock to permit exercise of the warrants.

The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment in the event of stock dividends, stock splits, combinations, reorganizations, subdivisions and reclassifications. No assurance can be given that the market price of our common stock will exceed the exercise price at any time during the term of the warrants after exercise.


The warrants were issued pursuant to a warrant agreement between Exigent and the warrant agent, Mid-America Bank of Louisville and Trust Company. All descriptions of the warrants are qualified by reference to the warrant agreement which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

                                  LEGAL MATTERS


The legality of the common stock to be issued upon exercise of the warrants as well as the adequacy of the payment for the common stock and the legality of future assessments against the common stock will be passed upon for Exigent by Edwards & Angell, LLP, 250 Royal Palm Way, Suite 300, Palm Beach, Florida 33480.


                                     EXPERTS

The financial statements of Exigent at December 31, 1998, incorporated by reference in this Prospectus, have been audited by Ernst and Young, LLP, Certified Public Accountants, independent auditors, as set forth in its report thereon, which is incorporated by reference herein. The financial statements at January 31, 1998 and 1997, incorporated by reference in this Prospectus, have been audited by Hoyman, Dobson & Company, P.A., Certified Public Accountants, independent auditors, as set forth in its report thereon, which is incorporated by reference herein. The financial statements are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.


We have filed a Registration Statement relating to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the exhibits thereto for further information. This Prospectus is qualified by such other information.


The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about our business and finances.

     1.   Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1998;


     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     3. The description of our capital stock contained in our Registration Statement on Form 8-A filed on October 21, 1997 and any amendment or report filed for the purposes of updating such description;

     4. The description of our Rights to Purchase Preferred Stock contained in our Registration Statement on Form 8-A filed on November 4, 1998 and any amendment or report filed for the purpose of updating such description; and


This Prospectus also incorporates by reference additional documents that may be filed by us with the SEC between the date of this Prospectus and the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold. Any statement contained in this Prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which is also incorporated by reference modifies or supersedes such statement.

You may obtain copies of these filings (other than exhibits thereto which are not specifically incorporated by reference herein), at no cost, by writing or telephoning us at the following address and telephone number:

                          Exigent International, Inc.,
                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
                Attn: Executive Vice President - General Counsel
                             Telephone 407-952-7550

In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to deciding whether to exercise the warrants.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus, and neither the mailing of this Prospectus to stockholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

No dealer,  sales representative or any
other person has been authorized to give
any information or to make any represen-                  1,019,080 Shares
tations in connection with this offering
other than Exigent International,  Inc.              Exigent International, Inc.
those contained in this Prospectus, and,
if given or made, such information or                        Common Stock
Common Stock  representations  must not be
relied  upon as having been authorized  by                    Prospectus
the  Company or any of the  Selling Stock-
holders.  This  Prospectus does not consti-
tute  an  offer  to sell, or a solicitation
of an offer  to buy, any securities other than
the  registered securities to which it relates
or an offer to, or a solicitation  of, any person
in any  jurisdiction where such offer or solici-
tation  of, any person in any jurisdiction where
such offer or  solicitation  would be unlawful.
Neither the delivery of this prospectus nor any
sale made hereunder. Prospectus shall, under any            May [], 1999
circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.




                TABLE OF CONTENTS


Overview of Exigent's Business                      2
Risk Factors                                        3
Use of Proceeds.                                   10
Description of Warrants.                           10
Legal Matters.                                     11
Experts                                            11
Where You Can Find More Information                11

               PART II--INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) all of which are being paid by the Registrant:


           SEC Registration Fee                                 $1,230.62
           Printing and EDGAR filing costs                       3,000.00
           Accountant's fees and expenses                       10,000.00
           Legal fees and expenses                              50,000.00
           Miscellaneous**                                       5,000.00

           Total                                               $69,230.62




         *All amounts are estimates except for the SEC registration fee.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Officers and directors of the Company are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Company, which serve to limit, and, in certain instances, to indemnify them against, liabilities which they may incur in such capacities. The Company's Certificate of Incorporation limits the liability of its directors to the Company or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that the Company indemnify its directors or officers, former directors or officers, and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses incurred by them in connection with the defense of any action in which they are parties by reason of being or having been directors or officers of the Company, or of such other corporation, except in relation to matters as to which any such person is liable for negligence or misconduct in the performance of duty.

Except in an action by or in the right of the Company, the Company's Bylaws provide that the Company indemnify directors and officers (as well as certain other persons) if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. No indemnification may be made in respect of any matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The Company's Bylaws also provide that any indemnification (unless ordered by a court) may be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination must be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Company. To the extent, however, that an indemnified person has been successful on the merits or otherwise in defense of any action described above, or in the defense of any matter therein, such person shall be indemnified against expenses (including attorneys' fees) incurred in connection therewith, without the necessity of authorization in the specific case. Expenses incurred in defending or investigating a threatened or pending action may be paid by the Company in advance of the final disposition of such action upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that indemnification is not proper. The indemnification and advancement of expenses provided by or granted pursuant to the Company's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, it being the Company's policy that indemnification of the persons specified in the Bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by the Company's Bylaws, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such person.

The Company carries directors' and officers' liability insurance.

ITEM 16.  EXHIBITS.

3.1 Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Issuer's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998).

3.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Issuer's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998).

4.1 Form of Rights Agreement, to be executed between the Company and Reliance Trust Company, including the Form of Certificate of Designation of Series B Junior Participating Preferred Stock as Exhibit A, the Form Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of Issuer's Current Report on Form 8-K dated October 27, 1998).

4.2 Common Stock Purchase Warrant Agreement between Issuer and Warrant Agent (incorporated by reference to Exhibit 10(ii) of Issuer's Registration Statement on Form S-1 (No. 333-05753)).

4.3 Agreement between Issuer and Transfer Agent (incorporated by reference to Exhibit 10(i) of Issuer's Registration Statement on Form S-1 (No. 333-05753)).


5.1       Opinion of Edwards & Angell, LLP (previously filed).


23.1*     Consent  of  Ernst  &  Young,  LLP,   Certified  Public   Accountants,
          independent auditors.

23.2*     Consent  of  Hoyman,   Dobson  &  Company,   P.A.,   Certified  Public
          Accountants, independent auditors.


23.3      Consent of Edwards & Angell, LLP (previously filed).

24.1      Power of Attorney (previously filed).


*         Filed herewith

ITEM 17.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (A) to  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (B) to  reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (C) to include any material information with respect to
                    the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i)(A) and (a)(i)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement,

          (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

          (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melbourne, State of Florida on May 25, 1999.


                                                Exigent International, Inc.

                                                  By: /s/ Bernard R. Smedley
                                                     ---------------------------
                                                     Bernard R. Smedley
                                                     Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the following capacities indicated on May 25, 1999.


           Signature                                   Title

          /s/  Bernard R. Smedley           Director, Chairman of the Board,
          ----------------------------       President, Chief Executive Officer
               Bernard R. Smedley            and Chief Operating Officer
                                             (Principal Executive Officer)

          /s/  Jeffery B. Weinress          Senior Vice President and Chief
          -----------------------------      Financial Officer (Principal
               Jeffery B. Weinress           Financial and Accounting Officer)




           /s/ Daniel J. Stark
           -----------------------
               Daniel J. Stark


          /s/  Robert M. Janowiak*          Director
          -------------------------
               Robert M. Janowiak


          /s/  Arthur H. Collier*           Director
          -------------------------
               Arthur H. Collier



          /s/  Don F. Riordan, Jr.*         Director
          -------------------------
               Don F. Riordan, Jr.



          /s/  Scott B. Helm*               Director
          -------------------------
               Scott B. Helm




          /s/  William R. Usher             Director
          -------------------------
               William R. Usher

    *By:  /s/  Bernard R. Smedley
          -------------------------
               Bernard R. Smedley
               Attorney-In-Fact